Exhibit 99.2

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

Event Date/Time: Nov 02, 2010 / 02:00PM GMT

THOMSON REUTERS STREETEVENTS |
www.streetevents.com | Contact Us

FINAL TRANSCRIPT

Nov 02, 2010 / 02:00PM GMT, STFC - Q3 2010 State Auto Financial Earnings Conference Call

CORPORATE PARTICIPANTS

Steve English

State Auto Financial - CFO

Bob Restrepo

State Auto Financial - Chairman, President, CEO

CONFERENCE CALL PARTICIPANTS

Paul Newsome

Sandler O’Neill & Partners - Analyst

Caroline Steers

Macquarie - Analyst

Larry Greenberg

Langen McAlenney - Analyst

Sameer Keer

Capital Returns - Analyst

Matt Rohrmann

KBW - Analyst

PRESENTATION

Operator

Welcome to the State Auto Financial’s third-quarter 2010 earnings conference call. (Operator Instructions). Today’s call is being recorded. If you have any objections, you should disconnect at this time. (Operator Instructions).

At this point I would like to turn the call over to Mr. Steve English, State Auto’s Chief Financial Officer. Mr. English, you may proceed.

Steve English - State Auto Financial - CFO

Good morning and welcome to our third-quarter 2010 earnings conference call. Today I am joined by several members of STFC’s senior management team, our Chairman, President and CEO, Bob Restrepo; Chief Operating Officer, Mark Blackburn; Chief Investment Officer, Jim Duemey; Chief Actuarial Officer, Matt Mrozek; and our Chief Accounting Officer and Treasurer, Cindy Powell.

Today’s call will include prepared remarks by our CEO, Bob Restrepo, and me, after which we will open the lines for questions.

Please note our comments today may include forward-looking statements, which by their nature involve a number of risk factors and uncertainties which may affect future financial performance.

Such risk factors may cause actual results to differ materially from those contained in our projections or forward-looking statements. These types of factors are discussed at the end of our press release, as well as in our annual and quarterly filings with the Securities and Exchange Commission to which I refer you.

A financial packet containing reconciliations of certain non-GAAP measures, along with supplemental financial information was distributed to registered participants prior to this call, and made available to all interested parties on our website, www.StateAuto.com, under the Investor section as an attachment to the press release.

Now I will turn the call over to STFC’s Chairman, President and CEO, Bob Restrepo.

FINAL TRANSCRIPT

Nov 02, 2010 / 02:00PM GMT, STFC - Q3 2010 State Auto Financial Earnings Conference Call

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Thank you, Steve, good morning. In the third quarter State Auto Financial Corporation reported net income of $200,000. At $21.18 book value was up from the second quarter, but remains below year-end 2009.

GAAP combined ratio was higher in the third quarter this year relative to last year. In particular, the loss ratio is higher due to an increased level of catastrophe losses and an unusually high frequency of large liability losses, particularly in the commercial auto line. These negative trends were offset somewhat by improving personal insurance results and a better expense ratio.

Net income in the quarter was also hurt by lower levels of investment income.

The STFC GAAP combined ratio for the quarter was 105.9% compared to 102.5% last year. Virtually all the difference resulted from wind and hail catastrophe losses.

Ex-catastrophe experience was somewhat better in personal insurance. Business insurance was hurt by large losses, which we define as losses in excess of $100,000, which added approximately 3 percentage points to our total combined ratio and almost 9 percentage points to our business insurance loss ratio when compared to the third quarter of last year.

The lines most affected were commercial auto, fire and general liability. I will provide a bit more color later on in my commentary.

Year-to-date STFC’s GAAP combined ratio improved to 106.9% relative to last year’s 108.3% with modest improvements in catastrophe experience, our non-cat loss ratio and the expense ratio.

In personal lines we are pleased with the continued improvement in our critical personal automobile line. Our third-quarter loss ratio improved 3.4 points, and on a year-to-date basis 3.5 points, as we earn out price increases implemented over the past year or so.

In addition, improvements to our claims processes improved results in our loss adjustment expenses. All in for personal lines, we have seen an improvement of over 4 points year-to-date to our personal lines loss ratio.

Personal auto premium growth has moderated somewhat, but mostly because of the significant pricing and underwriting actions that we are taking in the homeowners line.

Growth in our standard auto line was up 5.2% for the quarter and 8.3% year-to-date. Most of the personal auto growth in the quarter came from price, where the written premium impact was up 4.7%. The balance of the growth came from the expansion states of Arizona, Colorado, Connecticut and Texas. Policy count production in all the other states was flat.

Homeowner results were hurt by higher levels of catastrophes than we usually see in the third quarter when we exclude the impact from hurricanes. Wind and hail in the Green Bay, Wisconsin and Minneapolis/St. Paul areas disproportionately hurt our third-quarter results.

Excluding the impact of catastrophes, loss ratios in the homeowner line are improving due to lower, more normal levels of large fire losses, and significantly higher levels of price increases. Net premiums in the homeowner line grew over 7.9% in the quarter, but all of this was driven by price increase.

As the earned premium catches up with these written premium trends, we expect to see accelerated improvement in our ex-catastrophe homeowners loss ratios.

In addition to the price increases we are getting in homeowners, we are now well into our insurance to value program. Based on the current run rate we expect to recognize another 3 percentage point price increase on top of the higher levels of rates that we are now charging.

Along with the deductibles we have in place, the new underwriting program that I outlined last quarter and more aggressive agency management actions, we also announced this past quarter our withdrawal from the Oklahoma personal lines market, which is a small, but volatile segment of our personal lines business. We are confident that improvement in this troubled line will continue.

FINAL TRANSCRIPT

Nov 02, 2010 / 02:00PM GMT, STFC - Q3 2010 State Auto Financial Earnings Conference Call

Business insurance results were a disappointment in the quarter. Catastrophes took their toll, but the big surprise for us was the usually high level of large loss activity. As I said earlier, large losses increased our commercial lines loss ratio by almost 9 percentage points when compared to the third quarter of last year.

The commercial auto bodily injury line was most significantly impacted. Large loss frequency increased by over 150% in the quarter, and added approximately 22 points to our commercial auto loss ratio.

In the fire line we had two very large losses in July, which increased our loss ratio by approximately 27 points for the quarter. And lastly, the liability line was hurt by prior accident year large loss developments and was hurt by approximately 30 points.

All in all, we were disappointed by the unexpected loss severity, particularly in the commercial auto line, which has traditionally been one of our most stable and profitable.

I can tell you that our business mix and underwriting quality has not changed. We are a bit more aggressive in bringing our loss reserves to ultimate on a case basis, but we chalk this quarter up to simply a bad one and bad luck for a traditionally very good line.

Year-to-date our total ex-catastrophe loss ratio has improved about 0.5 point with positive improvement in personal lines, offset somewhat by a slight deterioration in our overall business insurance results.

Also year-to-date, catastrophe experience is slightly higher than our normal expectations, but not significantly so. Assuming a normal fourth quarter, we should come within our average annual catastrophe range of 7 to 8 points in our loss ratio.

Getting back to business insurance for a minute, premium per exposure remains largely unchanged with a minus 1% price decline for the quarter. Year-to-date pricing remains flat.

We continue to see tough competition exacerbated by a difficult economy and depressed premium basics. Account retention has improved, but new business remains negative, resulting in a modest reduction in our overall policy count.

For the quarter premium production increased 25.4% and 13.3% year-to-date. Setting aside premiums from RED, business insurance premiums declined 3.6% for the quarter and 3.2% year-to-date. All of our growth in business insurance continues to be generated by our State Auto Mutual affiliated RED business unit or Risk Evaluation and Design.

A bright spot in our business insurance production world is our new BOP Choice program. This product remains very popular with our agents. We use predictive modeling techniques to ensure a appropriate repricing and an easy-to-use portal. We are seeing positive policy and premium growth in this line and expect continued growth in the small-business market as we complete the countrywide rollout in Connecticut and Massachusetts.

In addition, we will begin providing bridging solutions to our agents, which will facilitate the upload of agency-initiated transactions to our Company system.

We will also introduce policy download next year, which will transmit the completed transactions for all business insurance lines to our agency partners’ management systems. This will give our agents more reasons to use State Auto for business insurance in the future.

We continue to target an expense ratio in the low 30s and we’re making good progress, particularly in the third quarter, with the GAAP results of 32.8%, a 1.4 point improvement over as the last year’ third-quarter results.

We now have commission rates that are in line with the market and high productivity levels in our personal lines business.

We continue to streamline our business insurance operations. With the introduction of new technology over the next two years, we expect to see substantial improvements in our commercial line success ratio, complementing our already competitive personal lines and loss adjustment expense ratios. All in, this will improve both our expense ratio and the loss adjustment expenses embedded in our loss ratio.

With that I will turn you over to Steve English.

FINAL TRANSCRIPT

Nov 02, 2010 / 02:00PM GMT, STFC - Q3 2010 State Auto Financial Earnings Conference Call

Steve English - State Auto Financial - CFO

Thank you, Bob. This morning I would like to comment on investments, taxes and the status of our 2010 cat aggregate treaty.

For the quarter our book value per share increased $0.81, driven by improved investment valuations, principally fixed maturity securities. Our high-quality bond portfolio benefited from declining interest rates as the 10-year treasury ended the quarter at 2.51%. The duration of the portfolio is 4.2, down from 5.0 at December 31, 2009.

While lower interest rates have helped bond valuation, it has created challenges in generating investment income. During the third quarter we saw an increase in call and prepayment activity relating to our portfolio, both taxable and nontaxable. New money rates hover around 2%, as we have been investing in shorter-term government agency bonds.

This shift in the portfolio is putting downward pressure on yields and the amount of investment income earned. In addition, we have approximately $162.5 million of TIPS bonds and related CPI adjustments have created volatility in our reported investment income.

Net investment income for the third quarter of 2010 was down $2.3 million from the same period last year, with TIPS accounting for nearly $700,000 of this decline and the balance was yield related. Compared to the second quarter of this year net investment income was down $1.5 million, with TIPS accounting for $900,000 of the decline with the balance yield related.

On a year-to-date basis net investment income was flat. The decline in yield was offset by our TIPS bonds, which earned $2.6 million more in 2010 than 2009. Despite the quarterly income statement volatility, our TIPS bonds has earned 6.6% year-to-date on a total return basis.

For the nine months ended September 30, 2010, we again recorded a tax benefit and an annual estimated effective tax rate. This is being offset by $4.5 million of deferred tax expense we recorded in the first quarter this year related to the recently enacted federal healthcare legislation and its treatment of the Medicare Part D subsidy. We expect to true-up our estimate at the end of the year.

We have not discussed the status of our cat aggregate reinsurance treaty recently, so I thought an update was in order. As a reminder, for the second year in a row we entered into an aggregate treaty providing coverage on a group basis once we exceed a specified retention. Non-named storms qualify for the treaty if they exceed $5 million.

Our aggregate retention is $90 million. And as of September 30, 2010, we have storms totaling approximately $70 million that qualify. Based upon past history, it seems unlikely we will exceed our aggregate retention for 2010.

Finally, the statutory surplus of STFC’s insurance subsidiaries now stands at $745 million. With that, we would like to open the line for any questions you may have.

QUESTION AND ANSWER

Operator

(Operator Instructions). Paul Newsome. Please state your company name please.

Paul Newsome - Sandler O’Neill & Partners - Analyst

Good morning. It is Paul Newsome from Sandler O’Neill & Partners. I was hoping you could revisit a little bit of the frequency uptick that happened in this quarter. It seems like a pretty high amount. And maybe bifurcate that between what is happening on your old business versus the new.

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Hi, Paul, Bob Restrepo. The frequency uptick was on a pay basis. And when we look at our pays plus incurred all-in the pure premium trends are in the frequency uptick was on range, And when we look at it on a fitted rolling year basis, our pure premium trends are still less than the prices that we are charging for personal on the deal.

But we have definitely seen an acceleration of the frequency of pays in the personal auto line, which picked up from last quarter. But again on an all-in pays plus incurred basis we’re pretty comfortable that our pricing is still well ahead of the pure premium trends.

Paul Newsome - Sandler O’Neill & Partners - Analyst

Any theory as to why it happened?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Well, we definitely have a more intense focus in our claim processes, and I think that is probably contributed to an accelerated — acceleration of payments as we seek to close claims faster. Obviously, an uptick in pays is a byproduct of that, particularly on the bodily injury and net pay line.

Paul Newsome - Sandler O’Neill & Partners - Analyst

Then I would also like to revisit the RED new MGU operations. And just give us a couple of words as to why this growth in this current soft market is going to be okay?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Well, one of the reasons that we like the alternative risk transfer business, and RED in particular, is that is less vulnerable to pricing cycles. It is not completely invulnerable, but less vulnerable.

People that choose to enter the alternative risk transfer business really make a long-term decision about how they’re going to be buying their insurance, and they opt for price stability over time rather than shopping for the cheapest price.

FINAL TRANSCRIPT

Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

So these are programs that have been well-established for many years. We can evaluate the profitability or the size of the business. And in many cases these programs, depending upon the structure of it, the individual insureds actually retain risk either individually or collectively through risk retention groups or through captives through a variety of alternative risk mechanisms.

So we think over time it is both less vulnerable to pricing cycles. Again, not completely, invulnerable, but less vulnerable. And it also complements our focus on small businesses. We are purposefully steering away from large single self-insured. We are looking more at programs of relatively heterogeneous risks with a small business in casualty orientation to better balance our property business.

Paul Newsome - Sandler O’Neill & Partners - Analyst

Do you know what historically these programs have run in terms of the combined ratio?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Yes, we do. We don’t disclose it, but we do know it. And, obviously, we wouldn’t be accepting business that we didn’t think was going to contribute to underwriting profitability. These are still relatively mature programs. So we have set some pretty conservative loss picks internally when we price the business. And so far come again, this is our first full year, but so far we have been pleased with the loss development.

Paul Newsome - Sandler O’Neill & Partners - Analyst

Great, I will let some other folks ask questions. Thank you very much.

Operator

Caroline Steers, please state your company name.

Caroline Steers - Macquarie - Analyst

It is Caroline Steers from Macquarie. My first question is just broadly where are you focused on growth the most right now? Are there any new lines that you’re interested in getting into?

And then just on competition, who is it that you’re seeing the most competition from right now in business insurance?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Business insurance, our focus has been and continues to be on small business. The area that we are seeing some growth is in the BOP line as a result of our BOP Choice. And what we are really focusing on that product, partly because of the attractiveness for us in the small business market, and partly because BOP Choice allows us to enter the small business market much more productively.

With the point-of-sale technology that we have in our agents’ office and with the rating, we don’t have to touch those transactions as often as we have to do on our other lines.

We broadened out eligibility to include more casualty oriented lines, such as construction, light manufacturing, restaurants to balance our traditionally property oriented business. So that is the area that we are really focused in for growth. So small business generically, and also on the BOP line.

FINAL TRANSCRIPT

Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

I think over time with the acquisition of Rockhill and with RTW, which was a monoline workers’ compensation business, we think we have an opportunity to complement a small packets business with small guarantee comp — small guaranteed cost for workers’ compensation policies. But we want to make sure that we’ve got the claims process is in place right now.

We have integrated our RTW’s claims processes and people with State Auto’s processes and people. And down the road once we are comfortable that we’ve got the right systems and the right people and processes in place, we think we can complement our BOP reduction with small guaranteed workers’ compensation, depending upon the state. Not every state is that attractive, but most of the states we operate in have a pretty reasonable regulatory climate for workers’ compensation.

Caroline Steers - Macquarie - Analyst

Okay, thanks. Then just quickly, I know we talked about frequency, but just on the severity side, it looks like the declines in severity are getting lower. Is there anything that is driving that or —?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Again, in a pays basis it can hop around on a rolling 12 month basis. I think all-in — I am looking at Matt, our Corporate Actuary — we have probably seen a pickup on an all-in basis on severity, but not significant.

Caroline Steers - Macquarie - Analyst

Okay. Then finally just on —.

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Matt is nodding yes that I have it right.

Caroline Steers - Macquarie - Analyst

Then just quickly shifting to the investment portfolio, can you just tell me how much money — or how much is actually going to be reinvested going into 2011 and 2012? And then just where you are thinking of putting that, is it in equities or more fixed income?

Steve English - State Auto Financial - CFO

When you say how much is going to be reinvested — this is Steve — I am not sure what you mean by that.

Caroline Steers - Macquarie - Analyst

Is there any fixed income investments that mature and then you are reinvesting that money or —?

FINAL TRANSCRIPT

Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

Steve English - State Auto Financial - CFO

Okay, sure. Well, as I said in my commentary, presently new money on the fixed income side is going into shorter-term government agencies, which as you’re well aware, the yields on those are fairly low. We are still adding somewhat to our equity positions, although we are getting near our targeted allocations there.

In terms of how much is going to roll over in the coming year, I don’t think that is a terribly significant number. I’m trying to remember from the schedule you will see in the Q and the K, where it shows the runout of the fixed maturities, and I think over the next year it is not a significant number.

Caroline Steers - Macquarie - Analyst

Okay, great. Thank you.

Operator

Larry Greenberg. Please state your company name.

Larry Greenberg - Langen McAlenney - Analyst

Langen McAlenney. Bob, just so I’m clear, so the commercial auto loss issues are from the legacy book and you’re not seeing any problems in the RED business?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

No, they are all in the legacy standard lines business. We do large loss analysis on all these losses, just to find out are there lessons we can learn about how the business was underwritten or priced. And based on that analysis, as well as our ongoing file audits, as well as our ongoing spot checking of new business, we remain comfortable that the quality of our business is as good as ever.

It was a pattern, particularly on the older claims, where we just wound up getting new information on claims and had to significantly revalue them on a case basis. And then we had a run of new claims in the third quarter that were just nasty. By nasty I mean close to $1 million claims. We had several full limit claims that were highly unusual.

But the underlying quality of the business — the pricing, we have held their pricing margins. We haven’t gotten a lot of price increases, but we have held our margins. And when we look at the pure premium trends over time they tended to be negative. So we really see this quarter as an aberration.

Larry Greenberg - Langen McAlenney - Analyst

Just curious, does the introduction of RED into the book, does that make you more vulnerable to large losses to the extent that you are picking up excess of some amount on maybe some self-insured business?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Well, the business we have on the business right now — the auto business that we have on the books right now is done on a reinsurance basis. So we are picking up everything pretty much on a first dollar basis.

Now going forward the mix will change as we get more risk retention within the programs. But the programs we have in the books right now are reinsurance (inaudible). So we have not seen an impact from the RED book. Actually the net impact in the quarter was a positive one.

FINAL TRANSCRIPT

Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

Larry Greenberg - Langen McAlenney - Analyst

Okay. Did you have any cat spillover from prior periods of this year in the quarter?

Steve English - State Auto Financial - CFO

Yes — this is Steve English. In the quarter of the cats about 1 point of it was from cats previous — 2010 cats from prior quarters.

Larry Greenberg - Langen McAlenney - Analyst

Okay, great. And the liability development, you had some of that earlier this year. Was there any similarities there, any relationship or is this just —?

Steve English - State Auto Financial - CFO

All prior accident year business has been on the books for a while. And we do — we have more frequent large loss reviews. We definitely have an emphasis on getting to ultimate quicker. But when we went back and looked at the files, there wasn’t anything accelerated. It was just we revalued the claims based on new information that was developed by our claim adjusters. It didn’t result from a change in claim process, despite the fact we are having more frequent large loss reviews.

Larry Greenberg - Langen McAlenney - Analyst

Okay. Then, finally, can you just give us a few thoughts on what the personal auto environment might look like going out to next year?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Just globally?

Larry Greenberg - Langen McAlenney - Analyst

Yes.

Bob Restrepo - State Auto Financial - Chairman, President, CEO

I think we are — we continue to see less demand. What we have is something that we monitor that all companies call symbol drift, which is really the value — the aggregate value of the cars. And I have been in the business a long time. I don’t remember the last time I saw a negative symbol drift.

Generally people are trading up and in the aggregate you see positive symbol drift; we see negative. I don’t see that changing. It may flatten out. But similar to what we have seen in commercial lines, we just don’t see a lot of demand out there.

Now from a price adequacy standpoint, as you know, the personal automobile market is very disciplined. And both the — particularly the large automobile carriers are very disciplined in their pricing. And we think it is a very rational market, but we are not seeing the premium basis increasing, which has contributed to top line growth. We don’t see that this year and we are not expecting to see much of it next year.

FINAL TRANSCRIPT

Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

Larry Greenberg - Langen McAlenney - Analyst

But do you think — I don’t know if you just answered this question — but do you think prices next year will keep up with or exceed loss cost growth?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Yes, I do. I think it is arguably the most disciplined, rational market out there. And I continue to expect to see small price increases in the low- to mid-single digit range that will stay ahead of the pure premium curve.

Larry Greenberg - Langen McAlenney - Analyst

Great, thanks very much.

Operator

[Sameer Keer],. Please state your company name.

Sameer Keer - Capital Returns - Analyst

Calling from Capital Returns. I was hoping you can tell us a little bit about any exposure you guys had to the Midwest storms in October, and how significant they were to you, and what states were actually worst hit?

Steve English - State Auto Financial - CFO

We did have some exposure, but it’s not significant. It is much less than we feared. And it was largely in northern Minnesota, Wisconsin, some of the states that we had issues with in the third quarter. There was a separate catastrophe in Texas, which is now a fairly large state for us, but our aggregate — there was a tornado in one county in Texas and — or a couple of counties in East Texas that really didn’t hurt us that much.

So in the aggregate we have had three catastrophes in October so far. No one of them was terribly significant and in the aggregate, not terribly significant.

Sameer Keer - Capital Returns - Analyst

All right. If you could just remind us of what your normalized cat loss ratio assumed in your pricing list? (multiple speakers)

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Well, it varies by line but in the aggregate it runs about 7.5%. Obviously, much more weighted, it could be as much as 25% or more in the homeowners, and that is probably the most significant effect.

Sameer Keer - Capital Returns - Analyst

Great, thank you.

FINAL TRANSCRIPT

Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

Operator

Matt Rohrmann. Please state your company name.

Matt Rohrmann - KBW - Analyst

KBW. I just wanted to doubles check quick with you. I know Oklahoma, as you say, withdrawn from that market. It is not a big state for you guys. But how much business had you written in the state, I guess, year-to-date?

Steve English - State Auto Financial - CFO

Less than $5 million.

Matt Rohrmann - KBW - Analyst

Okay. Then, Bob, you had said overall pricing was down about 1%. Is that correct?

Bob Restrepo - State Auto Financial - Chairman, President, CEO

In the quarter.

Matt Rohrmann - KBW - Analyst

In the quarter.

Bob Restrepo - State Auto Financial - Chairman, President, CEO

Year-to-date flat in commercial loans.

Matt Rohrmann - KBW - Analyst

Got you. Okay, great, thanks, guys.

Operator

(Operator Instructions).

FINAL TRANSCRIPT

Jul. 28. 2009 / 10:00AM ET, STFC - Q2 2009 State Auto Financial Earnings Conference Call

Steve English - State Auto Financial - CFO

Okay, well, thank you Lou. And we want to thank all of you for participating in our conference call and for your continued interest in and support of State Auto Financial Corporation.

We look forward to speaking with you again on our fourth-quarter earnings call, which is currently scheduled for February 17, 2011. Thank you and have a good day.

Operator

Thank you. This will conclude today’s call. You may all go ahead and disconnect.

DISCLAIMER

Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2010 Thomson Reuters. All Rights Reserved.